Exhibit (d)(16)

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS SUPPLEMENT DATED OCTOBER 22,
2015 AND THE ACCOMPANYING PROSPECTUS DATED AUGUST 25, 2015 (COLLECTIVELY, THE “PROSPECTUS") AND ARE INCORPORATED HEREIN
BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F. KING & CO., INC., THE INFORMATION AGENT.

WhiteHorse Finance, Inc.

Incorporated under the of the State of Delaware

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Stock, Value $0.001 Share, of WhiteHorse Finance, Inc.

Subscription Price: $13.55 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON November 20, 2015, UNLESS EXTENDED BY THE COMPANY

REGISTERED

OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Every 4.511505 Rights entitles the holder thereof to subscribe for and purchase one share of common stock, with a par value of $0.001 per share, of WhiteHorse Finance, Inc., a Delaware corporation, at a subscription price of $13.55 per share (the “Basic Subscription Privilege”), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of WhiteHorse Finance, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any shares of common stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege

(the “Excess Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of common stock in accordance with the “Instructions as to Use of WhiteHorse Finance, Inc. Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of WhiteHorse Finance, Inc. and the signatures of Its duly authorized officers.

Dated:

Chief Executive Officer	Chief Financial Officer and Treasurer

Counter signed and registered
American stock transfer & trust company, llc
(New York, N.Y)	transfer agent
And registRAr
By:
Authorized signature

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

If delivering by mail, hand or overnight courier:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS	FORM 2-DELIVERY TO DIFFERENT ADDRESS

To subscribe for shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Privilege or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Privilege or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for __________ shares x $ 13.55       = $__________

(no. of new shares)     (subscription price)     (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares of common stock, enter the total amount of additional shares you are willing to acquire pursuant to your Over-Subscription Privilege:

I apply for __________ shares x $ 13.55       = $ __________

(no. of new shares)     (subscription price)      (amount enclosed)

If your request for shares pursuant to your Over-Subscription Privilege exceeds the remaining shares available, the available remaining shares will be allocated pro-rata among holders who over-subscribe based on the number of shares held on the record date of October 23, 2015 pursuant to the terms of the Prospectus.

(c) Total Amount of Payment Enclosed = $ __________

METHOD OF PAYMENT (CHECK ONE)

☐      Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”

☐      Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO WhiteHorse Finance, Inc., with reference to the rights holder's name.

If you wish for the common stock underlying your subscription rights, a certificate representing unexercised Rights or the proceeds of any sale of Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

______________________________________________

______________________________________________

______________________________________________

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s): ____________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed: ______________________________________________

(Name of Bank or Firm)

By:___________________________________________

  (Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF WHITEHORSE FINANCE, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT D.F. KING & Co., INC., THE INFORMATION AGENT, AT (800) 591-8268.